UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2013

Date of Report (Date of earliest event reported)

OLIE, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54909

 (Commission File Number)

33-1220056

 (IRS Employer Identification No.)

300-838 HASTINGS STREET VANCOUVER , BC V6C0A6

     (Address of Principal Executive Offices and Zip Code)

(604) 828-9999

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement.

Olie, Inc.  OTCBB symbol “OLIED” (the “Company”), is announcing that a material definitive agreement (the “Assignment Agreement”) has been executed by and between Robert Gardner & Associates (the “Gardner Group”) and the Company.  Pursuant to the Assignment Agreement, the Gardner Group has assigned to the Company its rights under the Letter Agreement dated December 9, 2012 between the Gardner Group and EnCanSol Capital Corporation (“EnCanSol”).  The Letter Agreement relates to an acquisition of EnCanSol by the Company and potential funding for the Company. Copies of the Assignment Agreement and the Letter Agreement are attached hereto as a composite exhibit to this report.

EnCanSol is the legal and beneficial owner of Flat Plate RAMCell battery technology and, for that application it owns or controls approximately 25 patents worldwide. EnCanSol develops and manufactures economical and environmentally responsible rechargeable battery products.

The Gardner Group is collectively experienced in arranging funding for publicly traded entities and providing guidance in compliance with applicable securities and corporate governance laws. The principal executive of the Gardner Group is Robert Gardner, our current sole officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIE, INC.

By:

/s/:  Robert Gardner

Robert Gardner, Chief Executive Officer

DATED:  March 27, 2013

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